UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, the Board of Directors (the “Board”) of MSCI Inc. (the “Company”) appointed Marcus L. Smith as a member of the Board, effective November 2, 2017. Mr. Smith, age 51, retired from MFS Investment Management (“MFS”) in April 2017 after spending over two decades with the firm. Mr. Smith joined MFS in 1994 and most recently served as the Director of Equity (Canada) and a portfolio manager until his retirement. From 2001 and 2007, respectively, until his retirement, he was responsible for managing the MFS Institutional International Equity Portfolio and the MFS International Concentrated Portfolio. He previously held a variety of positions at MFS, including Director of Equity (Asia) from 2010 to 2012, based in Boston, Director of Asian Research from 2005 to 2009, based in Singapore, and Equity Analyst from 1995 to 2000, based in London. He is currently on the board of directors of DCT Industrial Trust Inc. He is also a trustee of the University of Mount Union and has served as the chairman of the finance committee since September 2015. He also currently sits on the Boston advisory board of the Posse Foundation. Mr. Smith holds a bachelor of science degree from the University of Mount Union and an M.B.A. degree from the Wharton School, University of Pennsylvania.

Mr. Smith will serve until the next annual meeting of shareholders of the Company, or until his successor is elected and qualified or until the earlier of his death, resignation or removal, increasing the number of directors serving on the Board to thirteen. The Board has not yet appointed Mr. Smith to any standing committee of the Board. In connection with his appointment, the Board determined that Mr. Smith is independent under the Company’s Corporate Governance Policies and within the meaning of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) standards of independence for directors.

Under the non-employee director compensation program described in the Company’s annual proxy statement filed with the SEC on March 24, 2017, in connection with his service on the Board, Mr. Smith is entitled to receive an annual retainer (payable in cash or stock at his election) of $75,000 and an annual equity award in the form of restricted stock units (“RSUs”) under the MSCI Inc. 2016 Non-Employee Directors Compensation Plan having an aggregate fair market value of $140,000, based on the closing price of the Company’s common stock as reported by the NYSE on the date prior to grant. Upon his appointment to a standing committee of the Board, Mr. Smith will also be entitled to receive an annual retainer (payable in cash or stock at his election) of $10,000 for each committee on which he serves. The annual retainer and award of RSUs are prorated from the effective date of appointment. The initial RSU award is scheduled to vest on May 1, 2018.

There are no family relationships between Mr. Smith and any officer or other director of the Company or any related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Smith and the Company and/or its subsidiaries. There is no arrangement or understanding between Mr. Smith and any other person pursuant to which he was selected as a director. In addition, Mr. Smith has never been employed at the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure

The press release announcing the matters described in Item 5.02 above is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated as of November 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: November 2, 2017	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer